Exhibit 8.1

[Letterhead of Sullivan & Cromwell LLP]

December 22, 2015

The Goldman Sachs Group, Inc.,

        200 West Street,

            New York, New York 10282.

Ladies and Gentlemen:

We refer to (i) the Prospectus, dated the date hereof of The Goldman Sachs Group, Inc. (the “Company”) relating to the offering from time to time of the Company’s Debt Securities, Warrants, Purchase Contracts, Units, Preferred Stock, Depositary Shares and Common Stock (the “Company Securities”) and (ii) the Prospectus, dated the date hereof of GS Finance Corp. (“GSFC”) relating to the offering from time to time of GSFC’s Debt Securities, Warrants and Units and the guarantee thereof by the Company (the “GSFC Securities” and, together with the Company Securities, the “Securities”). Each of the Prospectuses referenced above forms a part of, and this opinion is filed as an exhibit to, the Registration Statement previously filed under the Securities Act of 1933 (the “Act”) relating to the Securities (File No. 333-198735). As counsel to the Company and GSFC, we hereby confirm to you that the discussion set forth under the headings “United States Taxation” in each such Prospectus is our opinion, subject to the qualifications and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings “United States Taxation” in each such Prospectus. In addition, if a prospectus supplement or a pricing supplement relating to the offer and sale of any particular Security is prepared and filed by the Company or GSFC with the Securities and Exchange Commission on a future date and the prospectus supplement or pricing supplement, as applicable, contains our opinion and a reference to us, this consent shall apply to our opinion and the reference to us in substantially such form. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP